UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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LivaNova Plc
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LivaNova Provides Further Information on Certain Proposals in its 2020 Proxy Statement

London, June 15, 2020 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova”) today provided further information on certain proposals set out in its proxy statement and notice (the “2020 Proxy Statement”) for its annual general meeting of shareholders to be held on June 29, 2020 (the “2020 AGM”).
Based on discussions with various stakeholders and advisors, LivaNova today provided further information on Proposals 4 and 5:
•Proposals 4 and 51 relate to our ability to issue equity with and without pre-emption rights. We are listed only on NASDAQ, our articles of association require us to comply with the NASDAQ corporate governance standards set forth in the NASDAQ Listed Company Manual and we follow U.S. governance practices. However, we are incorporated in the UK and are subject to the UK Companies Act 2006, under which we are required to obtain shareholder approval periodically for authority to issue equity with and without pre-emption rights. In 2015, when we became incorporated in the UK following the merger of Sorin and Cyberonics, we put in place authorities for five years to issue equity with and without pre-emption rights up to an amount equal to 20% of our share capital upon completion of the merger. As a result of the upcoming expiry of those authorities in October 2020, we are now seeking to renew those authorities, which would keep us on the same footing as U.S. public companies, which almost universally have the ability to issue equity without pre-emption rights up to the limits in their corporate charters.
•Notwithstanding that the authorities sought under Proposals 4 and 5 are expressed to have a duration of five (5) years, LivaNova commits that we will not utilize these authorities for more than 18 months after the 2020 AGM and will seek renewal of these authorities at our annual general meeting of shareholders to be held in 2021. The LivaNova Board of Directors has passed a resolution in support of this commitment.
•Notwithstanding the higher cap expressed in Proposal 5, LivaNova commits that we not utilize the power granted under Proposal 5 to allot new equity securities (otherwise than in accordance with existing shareholders’ pre-
1 For full details of Proposals 4 and 5, please refer to our 2020 Proxy Statement.

emption rights) in excess of an amount equal to 10% of our share capital.2 The LivaNova Board of Directors has passed a resolution in support of this commitment.
While it is not possible for LivaNova to change the terms of Proposals 4 and 5 at this stage, these clarifications respond to discussions with various stakeholders and advisors.
The Board of Directors of LivaNova recommends that LivaNova shareholders vote “FOR” all proposals submitted to the LivaNova shareholders at the 2020 AGM, including Proposals 4 and 5.
As further described in the 2020 Proxy Statement, if we do not receive shareholder approval for these two proposals, LivaNova may not be able to raise additional capital, in a timely manner or at all, if and as needed to fund its ongoing business and operations. In addition, without the approval of these proposals, LivaNova may not be able to continue to grant equity awards to employees, directors, officers and consultants under LivaNova’s incentive plans. In either case, we believe that being constrained in this manner would not be in the best interests of LivaNova or its shareholders.
LivaNova shareholders who need assistance voting their shares should email company.secretariat@livanova.com.
Safe Harbor Statement
This filing contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans and underlying assumptions and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in our forward-looking statements as a result of various factors, including those factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to update the information contained in this filing to reflect subsequently occurring events or circumstances.
2 Specifically, LivaNova commits that it will not utilize the power granted under Proposal 5 to allot new equity securities or to sell treasury shares held by LivaNova (otherwise than in accordance with existing shareholders’ pre-emption rights) with an aggregate nominal amount in excess of: (a) £2,429,232 for any purpose; and (b) an additional £2,429,232 only for the purposes of financing an acquisition or other capital investment. The amounts set out under (a) and (b) are each equal to approximately 5% (and together equal to approximately 10%) of LivaNova’s total issued ordinary share capital as at May 14, 2020, the latest practicable date prior to the date of the 2020 Proxy Statement.

Additional Information
LivaNova has filed the definitive 2020 Proxy Statement and form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 AGM. LIVANOVA SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE 2020 PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. LivaNova’s shareholders will be able to obtain a free copy of the definitive 2020 Proxy Statement, as well as other filings containing information about LivaNova, without charge, at the SEC’s website (http://sec.report).

Certain Information Regarding Participants
LivaNova, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from LivaNova’s shareholders in connection with the matters to be considered at the 2020 AGM. Information regarding the names of LivaNova’s directors and executive officers and their respective interests in LivaNova by security holdings or otherwise is set forth in the 2020 Proxy Statement. To the extent holdings of such participants in LivaNova’s securities have changed since the amounts described in the 2020 Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

LivaNova PLC Investor Relations
Melissa Farina, +1 (281) 228-7262
VP, Investor Relations
InvestorRelations@livanova.com